EXHIBIT 10.4

CERTAIN CONFIDENTIAL PORTIONS HAVE BEEN REDACTED FROM THIS EXHIBIT BECAUSE THEY ARE BOTH (i) NOT MATERIAL AND (ii) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.  INFORMATION THAT HAS BEEN OMITTED HAS BEEN IDENTIFIED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK "[***]".

Dated	2018
Contract number (FI No): 89427 Contract number (FI No): 89987 Serapis No: 2018-0245
European Investment Bank (the Bank)
- and -
Nanobiotix (the Company)

Royalty Agreement

Matter ref 1M0186.000509 PAARB/1864409
Hogan Lovells (Paris) LLP 17 avenue Matignon, 75008 Paris

Contents

Clause	Page

1.	Definition and Interpretation	1

2.	Royalties	3

3.	Interest on overdue sums	4

4.	Payments	5

5.	Charges and expenses	6

6.	Further Assurance	6

7.	Termination	6

8.	Notices	6

9.	English language	7

10.	No hardship	8

11.	Obligations' survival	8

12.	Governing Law and Jurisdiction, Miscellaneous	8

Schedule 1 Compliance Certificate	9

This Royalty Agreement is entered into

Between:

(1)	The European Investment Bank having its seat at 100 boulevard Konrad Adenauer, L-2950 Luxembourg (the "Bank").

(2)
Nanobiotix, a company incorporated under the laws of France whose registered office is at 60 rue de Wattignies, 75012 Paris and registered under the commercial register of Paris under number 447 521 600 (the "Company").

Recitals

(A)
The Company has stated that it is undertaking a research and development project relating to activities required to bring NBTXR3 (a nanoparticle radio-enhancer product) to the market (the "Investment"). The total cost of the Investment, as estimated by the Bank, is EUR 94,700,000.

(B)
The Bank, considering that the financing of the Investment falls within the scope of its functions and that it is in a position to take some risks on this project, agreed to provide the Company with a credit in an amount of EUR 40,000,000 under a Finance Contract dated on the date hereof (the "Finance Contract") to finance the Investment.

(C)
In consideration of this interest, the Company intends to account to the Bank for royalties on the income generated from the exploitation of the projects of the Company, including the Investment, which is the subject matter of this agreement (the "Agreement").

It is agreed as follows:

1.	Definition and Interpretation

1.1	The following definitions and rules of interpretation in this clause apply in this Agreement.

"Business Day" means a day (other than a Saturday or Sunday) on which the Bank and commercial banks are open for general business in Paris and in Luxembourg.

"Compliance Certificate" means a compliance certificate substantially set out as in Schedule 1.

"Disruption Event" means either or both of:

(a)
a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with this Agreement; or

(b)
the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of either the Bank or the Company, preventing that party:

(i)	from performing its payment obligations under this Agreement; or

(ii)	from communicating with other parties in accordance with the terms of this Agreement,

and which disruption (in either such case as per (a) or (b) above) is not caused by, and is beyond the control of, the party whose operations are disrupted.

"First Tranche" means the first tranche made or to be made available to the Company by the Bank pursuant to the Finance Contract.

"Group" means the Group Companies, taken together as a whole.

"Group Company" means the Company and its Subsidiaries.

"Independent Expert" means an internationally recognised independent expert to be appointed in accordance with Article 2.2.

"Payment Date" means each 30 June and, in case this date fall a day that is not a Business Day, the following Business Day.

"Prepayment Date" means the date on which a prepayment has occurred pursuant to article 5 of the Finance Contract.

"Prepayment Notice" means a written notice to be sent to the Company in the event a Prepayment Event has occurred.

"Royalty Calculation Period” means the period of six (6) financial years starting on the financial year starting on 1st January 2021.

"Royalty Fee Prepayment Amount" has the meaning given to this term in Article 2.2(b).

“Royalty Prepayment Event” means either:

(a)	that the Company has served a notice to prepay a Tranche in accordance with article 5.2.1 of the Finance Contract; or

(b)	that a Prepayment Event has occurred and the Bank has demanded prepayment of the Loan in accordance with articles 5.3 of the Finance Contract;

(c)	a Change-of-Control Event has occurred after the Final Maturity Date but prior to the Termination Date; or

(d)	an event of default has occurred pursuant to article 9.1 of the Finance Contract and the Bank has requested the immediate repayment of all sums due under the Finance Contract.

"Second Tranche" means the second tranche to be made available to the Company by the Bank pursuant to the terms of the Finance Contract.

"Subsidiary" means an entity of which the Company has direct or indirect control or owns directly or indirectly more than 50% of the voting capital or similar right of ownership and "control" for this purpose means the power to direct the management and the policies of the entity, whether through the ownership of voting capital, by contract or otherwise.

"Termination Date" means the 30th of June following the end of the Royalty Calculation Period, or the following Business Day in case such day is not a Business Day.

1.2	In this Agreement:

(a)
References to Articles, Recitals, Schedules and Paragraphs are, save if explicitly stipulated otherwise, references respectively to articles of, and recitals, schedules and paragraphs of schedules to, this Agreement. All Recitals and Schedules form part of this Agreement.

(b)	References to a provision of law are references to that provision as amended or re-enacted.

(c)	References to any other agreement or instrument are references to that other agreement or instrument as amended, novated, supplemented, extended or restated.

2.	Royalties

2.1	Payment

(a)
In the event the First Tranche has been made available to the Company, the Company shall pay to the Bank in respect of each financial year during the Royalty Calculation Period, a royalty fee equal to an amount determined, on the basis of the audited consolidated financial statements of the Group for the relevant financial year (the "Royalty Fee") as follows:

(i)	[***] of the Group’s annual turnover applying on the portion of turnover of less than [***] ;

(ii)	[***] of the Group’s annual turnover applying on the portion of turnover between [***] and [***] ; and

(iii)	[***] of the Group’s annual turnover applying on the portion of turnover exceeding [***] .

(b)
In the event the Second Tranche has been made available to the Company, the Royalty Fee will be calculated, in respect of each financial year during the Royalty Calculation Period, on the basis of the audited consolidated financial statements of the Group for the relevant financial year, as follows:

(i)	[***] of the Group’s annual turnover applying on the portion of turnover of less than [***] ;

(ii)	[***] of the Group’s annual turnover applying on the portion of turnover between [***] and [***] ; and

(iii)	[***] of the Group’s annual turnover applying on the portion of turnover exceeding [***] .

(c)	The Royalty Fee shall be paid on each Payment Date until the Termination Date.

2.2	Prepayment under the Finance Contract

(a)	In the event there is a Royalty Prepayment Event, the Bank may exercise its right to request the prepayment of the Royalty Fees by serving a Prepayment Notice to the Company.

(b)	Such Prepayment Notice shall include the amount to be prepaid by the Company in relation to the Royalty Fees, as the higher of:

(i)
the present value as of the Prepayment Date of all future Royalty Fees which is expected by the Bank to fall due under this Contract where the said present value shall be calculated at a discount rate determined by an Independent Expert; and

(ii)	the amount, as determined by the Bank, required in order for the Bank to realise an internal rate of return on the Loan of 20%; and

(iii)	an amount equal to EUR 35,000,000.

(the "Royalty Fee Prepayment Amount").

(c)
The Royalty Fee Prepayment Amount shall be determined as required in accordance with paragraph (b)(i) above by an Independent Expert to be appointed by the Company and the Bank. The Company, the Bank and the Independent Expert will execute together the terms of engagement of such Independent Expert.

(d)	The parties agree to cooperate with each other in relation to the appointment of the Independent Expert and agree not to withhold or delay unreasonably their consent to such appointment.

(e)
The Independent Expert shall decide on the procedure and timetable to be followed in the determination of the Royalty Fee Prepayment Amount and shall require the parties to provide each other with or with access to the relevant information and documents.

(f)
When providing its determination, the Independent Expert shall not be obliged to give reasons for its determination and its determination (including any calculation, statement or other information) shall, save in the case of fraud or manifest error, be final and binding on the Company and the Bank. The Independent Expert shall deliver its determination and any calculation, statement or other information required to be provided by it by this Agreement to the parties in English in writing on or before the date falling thirty (30) Business Days after the date of its appointment.

(g)	The costs and expenses of the Independent Expert shall be borne by the Company.

(h)
If the Independent Expert is unable for whatever reason to act, or does not deliver the decision within the time required, the Company and the Bank shall ensure that a replacement expert is appointed in accordance with the terms of this clause 3.2.

2.3	Information

(a)
The Company shall supply to the Bank, as soon as they become available but in any event within 90 days after the end of each of its financial years its audited consolidated (if any) and unconsolidated annual report, balance sheet, profit and loss account and auditors report for that financial year together with a Compliance Certificate signed by the legal representative of the Company.

(b)
Not more than once in any year subject to reasonable notice, the Bank may appoint an accountant to inspect the relevant parts of the Company's books and records in order to verify the accounts.  Any audit shall be at the usual place of business of the Company during normal business hours and shall be at the sole expense of the Company. The Bank may not inspect the books or records in respect of royalty accounts rendered more than three (3) years previously.

3.	Interest on overdue sums

3.1
If the Company fails to pay any amount payable by it under this Agreement on its due date, interest shall accrue on any such overdue amount from the due date to the date of actual payment at an annual rate equal to 2% (200 basis points) and shall be payable in accordance with the demand of the Bank.

3.2
Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount only if, within the meaning of article 1343-2 of the French Code civil, such interest is due for a period of at least one year, but will remain immediately due and payable.

4.	Payments

4.1	Day count convention

Any amount due under this Agreement and calculated in respect of a fraction of a year shall be determined based on a year of 360 (three hundred and sixty) days and a month of 30 (thirty) days.

4.2	Time and place of payment

(a)
If neither this Agreement nor the Bank's demand specifies a due date, all sums other than sums of interest, indemnity and royalty are payable within fifteen (15) days of the Company's receipt of the Bank's demand.

(b)	Each sum payable by the Company under this Agreement shall be paid to the following account:

[***]
[***]
[***]
[***]
[***]

    or such other account notified by the Bank to the Company.

(c)	The Company shall provide the Serapis Number and the FI numbers listed at the front of this Agreement as a reference for each payment made under this Agreement.

(d)
Any disbursements by and payments to the Bank under this Agreement shall be made using account(s) acceptable to the Bank. Any account in the name of the Company held with a duly authorised financial institution in the jurisdiction where the Company is incorporated or where the Investment is undertaken is deemed acceptable to the Bank.

4.3	No set-off by the Company

All payments to be made by the Company under this Agreement shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

4.4	Disruption to Payment Systems

If either the Bank determines (in its discretion) that a Disruption Event has occurred or the Bank is notified by the Company that a Disruption Event has occurred:

(a)
the Bank may, and shall if requested to do so by the Company, consult with the Company with a view to agreeing with the Company such changes to the operation or administration of this Agreement as the Bank may deem necessary in the circumstances;

(b)
the Bank shall not be obliged to consult with the Company in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes; and

(c)
the Bank shall not be liable for any damages, costs or losses whatsoever arising as a result of a Disruption Event or for taking or not taking any action pursuant to or in connection with this Article 4.4.

4.5	Application of sums received

Sums received from the Company shall only discharge its payment obligations if and when received in accordance with the terms of this Agreement.

5.	Charges and expenses

5.1	Taxes, duties and fees

The Company shall pay all Taxes, duties, fees and other impositions of whatsoever nature, including stamp duty and registration fees, arising out of the execution or implementation of this Agreement.

The Company shall pay all amounts, indemnities and other due under this Agreement gross without any withholding or deduction of any national or local impositions whatsoever, provided that if the Company is required by law or an agreement with a governmental authority or otherwise to make any such withholding or deduction, it will gross up the payment to the Bank so that after withholding or deduction, the net amount received by the Bank is equivalent to the sum due.

5.2	Other charges

The Company shall bear all charges and expenses, including professional, banking or exchange charges incurred in connection with the preparation, execution, implementation, enforcement and termination of this Agreement or any related document, any amendment, supplement or waiver in respect of this Agreement.

6.	Further Assurance

The Company undertakes to acknowledge, execute and deliver at the Company's expense all such further instruments or documents and to perform all such further acts as the Bank may reasonably deem necessary to give effect to the terms and provisions of this Agreement.

7.	Termination

This Agreement shall be in full force until the Termination Date unless the EIB terminates this Agreement prior to the Termination Date by sending a written notice to the client specifying an alternative termination date.

8.	Notices

8.1	Notices to each party

Notices and other communications given under this Agreement addressed to either party to this Agreement shall be made to the address or e-mail address as set out below:

For the Bank          European Investment Bank

Attention: OPS/ENPST/3-GC&IF
100 boulevard Konrad Adenauer
L-2950 Luxembourg
Email address:  OPS-ENPST3-Secretariat@EIB.org
For the Company          Nanobiotix

Attention: Financial Department
60 rue de Wattignies
75012 Paris
Email address comptabilité@nanobiotix.com

The Bank and the Company shall notify each other in writing upon changing any of their respective communication details.

8.2	Form of notice

(a)	Any notice or other communication given under this Agreement must be in writing.

(b)
Notices and other communications, for which fixed periods are laid down in this Agreement or which themselves fix periods binding on the addressee, may be made by hand delivery, registered letter or e-mail. Such notices and communications shall be deemed to have been received by the other party on the date of delivery in relation to a hand-delivered or registered letter, on the date when the e-mail is sent in relation to an e-mail message sent by the Bank or when confirmed by return e-mail by an authorised officer of the Bank to have been received in readable form, in the case of an email sent to the Bank.

(c)	Other notices and communications may be made by hand delivery, registered letter or e-mail.

(d)
Without affecting the validity of any notice delivered by e-mail according to the paragraphs above, a copy of each notice delivered by e-mail as applicable shall also be sent by letter to the relevant party on the next following Business Day at the latest.

(e)
Notices issued by the Company pursuant to any provision of this Agreement shall, where required by the Bank, be delivered to the Bank together with satisfactory evidence of the authority of the person or persons authorised to sign such notice on behalf of the Company and the authenticated specimen signature of such person or persons.

(f)
Any notice provided by the Company to the Bank by e-mail shall mention the Agreement Number in the subject line and shall be in the form of a non-editable electronic image (pdf, tif or other common non-editable file format agreed between the parties) of the notice signed by one or more authorised signatories of the Company as appropriate, attached to the e-mail.

(g)	The Bank and the Company agree that communications sent in accordance with this Article shall constitute admissible evidence in Court.

9.	English language

(a)	Any notice or communication given under or in connection with this Agreement must be in English.

(b)	All other documents provided under or in connection with this Agreement must be:

(i)	in English; or

(ii)	if not in English, and if so required by the Bank, accompanied by a certified English translation and, in this case, the English translation will prevail.

10.	No hardship

Each Party hereby acknowledges that the provisions of article 1195 of the French Code civil shall not apply to it with respect to its obligations under this Agreement and that it shall not be entitled to make any claim under article 1195 of the French Code civil.

11.	Obligations' survival

The Company’s obligations under this Agreement shall survive in the event all monies have been repaid under the Finance Contract.

12.	Governing Law and Jurisdiction, Miscellaneous

12.1	Governing law

This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by the laws of France.

12.2	Jurisdiction

Any disputes relating to this Agreement shall be subject to the jurisdiction of the competent French tribunals in Paris.

12.3	Place of performance

Unless otherwise specifically agreed by the Bank in writing, the place of performance under this Agreement shall be the seat of the Bank.

12.4	Evidence of sums due

In any legal action arising out of this Agreement the certificate of the Bank as to any amount or rate due to the Bank under this Agreement shall, in the absence of manifest error, be prima facie evidence of such amount or rate.

12.5	Entire Agreement

This Agreement constitutes the entire agreement between the Bank and the Company in relation to the provisions hereunder, and supersedes any previous agreement, whether express or implied, on the same matter.

12.6	Invalidity

If at any time any term of this Agreement is or becomes illegal, invalid or unenforceable in any respect, or this Agreement is or becomes ineffective in any respect, under the laws of any jurisdiction, such illegality, invalidity, unenforceability or ineffectiveness shall not affect:

(a)	the legality, validity or enforceability in that jurisdiction of any other term of this Agreement or the effectiveness in any other respect of this Agreement in that jurisdiction; or

(b)	the legality, validity or enforceability in other jurisdictions of that or any other term of this Agreement or the effectiveness of this Agreement under the laws of such other jurisdictions.

12.7	Amendments

Any amendment to this Agreement shall be made in writing and shall be signed by the parties hereto.

Schedule 1
Compliance Certificate

[Omitted]

[Omitted]